    As filed with the Securities and Exchange Commission on November 3, 1998

                                                     Registration No. 333-
                                                                         -------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                ---------------

                               WORLD ACCESS, INC.
                           (FORMERLY NAMED WAXS INC.)
             (Exact name of registrant as specified in its charter)

            DELAWARE                                         58-2398004
 (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification No.)

                            945 EAST PACES FERRY ROAD
                                   SUITE 2240
                             ATLANTA, GEORGIA 30326
          (Address, including zip code, of principal executive offices)

   VARIOUS AGREEMENTS WITH FORMER NACT TELECOMMUNICATIONS, INC. OPTIONHOLDERS
                            (Full title of the plan)

                MARK A. GERGEL                 ROBERT C. HUSSLE, ESQ.
              WORLD ACCESS, INC.                 ROGERS & HARDIN LLP
           945 EAST PACES FERRY ROAD          2700 INTERNATIONAL TOWER
                  SUITE 2240                 229 PEACHTREE STREET, N.E.
            ATLANTA, GEORGIA 30326             ATLANTA, GEORGIA 30303
                (404) 231-2025                     (404) 522-4700

 (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                                ---------------

                                  CALCULATION OF REGISTRATION FEE
========================================================================================================
                                               Proposed Maximum     Proposed Maximum
Title of Securities to be    Amount to be     Offering Price Per   Aggregate Offering       Amount of
       Registered            Registered(2)           Share               Price          Registration Fee
--------------------------------------------------------------------------------------------------------
 Common Stock, par value     702,664 shares          $22.0625          $15,502,525(3)        $4,310
   $.01 per share (1)
========================================================================================================

(1) Issuable pursuant to various option exchange agreements between World Access, Inc. and the former holders of NACT Telecommunications, Inc. ("NACT") options.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also includes an indeterminable number of additional shares that may become issuable as a result of cancelled, terminated or expired options for Common Stock, or pursuant to the antidilution adjustment provisions of the above referenced plan.

(3) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share has been estimated at $22.0625, which amount represents the average of the high and low sales prices of the common stock of World Access, Inc. on November 2, 1998 as reported on the Nasdaq Stock Market's National Market.

                                ---------------

                             INTRODUCTORY STATEMENT

         World Access, Inc. (formerly named "WAXS INC.") (the "Registrant") hereby files this Registration Statement on Form S-8 relating to its common stock, par value $.01 per share (the "Common Stock"), to be issued pursuant to the terms of various agreements with former NACT Telecommunications, Inc. ("NACT") option holders (the "NACT Options").

         On October 28, 1998, pursuant to an Agreement and Plan of Merger and Reorganization, dated as of February 24, 1998, as amended (as so amended, the "Merger Agreement"), among the Registrant (then known as "WAXS INC."), World Access, Inc. ("Old World Access"), WAXS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Registrant ("WAXS Merger Sub"), NACT and NACT Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Registrant ("NACT Merger Sub"), among other things: (a) NACT Merger Sub was merged into NACT (the "NACT Merger"); (b) each outstanding share of NACT Common Stock, other than shares held directly or indirectly by Old World Access or the Registrant or in the treasury of NACT, was converted into that number of shares of the Registrant's Common Stock determined in accordance with the Merger Agreement; (c) WAXS Merger Sub was merged into Old World Access ("collectively, with (a), the "Mergers"); (d) each share of the outstanding common stock of Old World Access, other than shares held directly or indirectly by NACT or the Registrant or in the treasury of Old World Access, was converted into the right to receive one share of the Registrant's Common Stock; (e) each of Old World Access and NACT became a wholly-owned subsidiary of the Registrant;
(f) the Registrant was re-named "World Access, Inc."; and (g) any outstanding options to acquire the common stock of NACT or Old World Access were converted into options to acquire the Registrant's Common Stock, as adjusted by the Merger Agreement. As a result of the Mergers, shares of the Registrant's Common Stock will be issued pursuant to the terms of the NACT Options. This Registration Statement relates only to the Common Stock of the Registrant issuable under the NACT Options.

         The Registrant is the successor to Old World Access and NACT, and the Registrant's Common Stock is thereby deemed registered under Section 12(g) of the Securities Exchange Act of 1934, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") by the Registrant, Old World Access or NACT are incorporated by reference in this Registration Statement:

Documents Filed by the Registrant:

                  1. Current Report on Form 8-K filed on October 28, 1998 (relating to the consummation of the Mergers) (the "October 28, 1998 Form 8-K"); and

                  2. The description of the Registrant's capital stock included in the Registration Statement on Form S-4 (No. 333-65389), which description is incorporated by reference into the October 28, 1998 Form 8-K.

Documents Filed by Old World Access:

                  1. Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended by Amendment No. 1 thereto on Form 10-K/A filed on April 27, 1998 (File No. 0-19998);

                  2. Current Report on Form 8-K filed on February 13, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed on April 14, 1998, as further amended by Amendment No. 2 thereto on Form 8-K/A filed on September 3, 1998 (relating to the acquisition of Advanced TechCom, Inc.);

                  3. Current Report on Form 8-K filed on February 20, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed on February 25, 1998 (relating to the acquisition of a majority interest in NACT);

                  4. Current Report on Form 8-K filed on February 20, 1998 (relating to the execution of a letter of intent with Cherry Communications Incorporated d/b/a Resurgens Communications Group ("RCG"));

                  5. Current Report on Form 8-K filed on March 13, 1998 (relating to the consummation of the acquisition of a majority interest in NACT);

                  6. Current Report on Form 8-K filed on April 23, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed on April 24, 1998 (relating to the resignation of an Old World Access director);

                  7. Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, as amended by Amendment No. 1 thereto on Form 10-Q/A filed on September 2, 1998;

                  8. Current Report on Form 8-K filed on May 18, 1998 (relating to the execution of definitive agreements to acquire RCG and Cherry U.K. Limited ("Cherry U.K."));

                  9. Current Report on Form 8-K filed on June 8, 1998 (relating to the execution of a definitive merger agreement with Telco Systems, Inc.);

                  10. Current Report on Form 8-K filed on July 27, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed on September 4, 1998, as further amended by Amendment No. 2 thereto on Form 8-K/A filed on September 25, 1998 (relating to the audited financial statements of RCG and Cherry U.K.);

                  11. Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

                  12. Current Report on Form 8-K filed on September 9, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed on September 25, 1998 (relating to the audited consolidated financial statements of Telco Systems, Inc.); and

                  13. Current Report on Form 8-K filed on October 14, 1998 (relating to the agreement in principle to amend the Merger Agreement).

Documents Filed by NACT:

                  1. Annual Report on Form 10-K for the fiscal year ended September 30, 1997, as amended by Amendment No. 1 thereto on Form 10-K/A filed on January 23, 1998 (File Number, 000-22017);

                  2. Current Report on Form 8-K filed on January 6, 1998 (relating to Old World Access' agreement to purchase a majority interest in NACT);

                  3. Quarterly Report on Form 10-Q for the quarter ended December 31, 1997;

                  4. Current Report on Form 8-K filed on March 13, 1998 (relating to Old World Access' consummation of the purchase of majority interest in NACT and the changing of the fiscal year);

                  5. Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

                  6. Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and

                  7. Current Report on Form 8-K filed on September 21, 1998 (relating to the execution of a Memorandum of Understanding to settle certain pending litigation).

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the shares of Common Stock offered hereby have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a direct, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the proceeding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation unless a court determines that such person is fairly and reasonably entitled to indemnification.

         Articles X and XI of the Registrant's Certificate of Incorporation provide for indemnification of directors, officers and employees to the fullest extent permissible under the DGCL.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits to this Registration Statement are listed on the Exhibit Index included elsewhere herein.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                  (i)       To include any prospectus required
                                            by Section 10(a)(3) of the
                                            Securities Act;

                                 (ii)       To reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the Registration
                                            Statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate, represent a fundamental
                                            change in the information set forth
                                            in the Registration Statement.

                                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
                                            Statement or any material change to
                                            such information in the Registration
                                            Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 3rd day of November, 1998.

                                                     WORLD ACCESS, INC.


                                                     By:/s/ STEVEN A. ODOM
                                                        ---------------------
                                                        Steven A. Odom
                                                        Chairman of the Board
                                                        and Chief Executive
                                                        Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of November 3, 1998.

         Name                             Capacity
         ----                             --------
                                          Director
--------------------------
Stephen J. Clearman


 /s/ MARK A. GERGEL                       Executive Vice President and Chief
--------------------------                Financial Officer
Mark A. Gergel


          *                               Corporate Controller and Secretary
--------------------------                (Chief Accounting Officer)
Martin D. Kidder


          *                               Chairman of the Board and
--------------------------                Chief Executive Officer
Steven A. Odom


          *                               Director
--------------------------
John D. Phillips


                                          Director
--------------------------
Stephen E. Raville


          *                               President, Chief Operating
--------------------------                Officer and Director
Hensley E. West

*By: /s/ MARK A. GERGEL
     ---------------------
     As Attorney-In-Fact

                                  EXHIBIT INDEX

EXHIBIT
  NO.                                   DESCRIPTION                                                         PAGE NO.
--------                                -----------                                                         --------
5.1               Opinion of Rogers & Hardin LLP
                                                                                                            ------
23.1              Consent of Rogers & Hardin LLP (contained in Exhibit 5.1 hereto)
                                                                                                            ------
23.2              Consent of PricewaterhouseCoopers LLP, independent public accountants, with respect to financial statements of World Access, Inc.
                                                                                                            ------
23.3              Consent of Tedder, Grimsley & Company, P.A., independent auditors, with respect to the financial statements of Advanced TechCom, Inc.
                                                                                                            ------
23.4              Consent of KPMG Peat Marwick LLP, independent auditors, with respect to financial statements of NACT Telecommunications, Inc.
                                                                                                            ------
23.5              Consent of Deloitte & Touche, LLP, independent auditors, with respect to financial statements of Advanced TechCom, Inc.
                                                                                                            ------
23.6              Consent of Ernst & Young LLP, independent auditors, with respect to consolidated financial statements of Telco Systems, Inc.
                                                                                                            ------
23.7              Consent of Ernst & Young LLP, independent auditors, with respect to financial statements of Cherry Communications, Inc. and Cherry Communications U.K.
                  Limited.
                                                                                                            ------
23.8              Consent of Grant Thornton LLP, independent auditors, with respect to financial statements of Cherry Communications, Inc. and Cherry Communications U.K.
                  Limited
                                                                                                            ------
24.1              Powers of Attorney
                                                                                                            ------
99.1              Form of Exchange Agreement, as amended                                                       *

99.2              Schedule of Exchange Agreements                                                              *




-----------------
* Previously filed and incorporated herein by reference to Old World Access' Registration Statement on Form S-8 (File No. 333-59347).